Exhibit 10.1
LIQUIDATING TRUST AGREEMENT
This Liquidating Trust Agreement (the “Agreement”), dated as of June 2, 2025, by and among Equity Commonwealth, a Maryland real estate investment trust (the “Company”), EQC Operating Trust, a Maryland real estate investment trust of which the Company is the sole trustee and the holder of substantially all of the outstanding OP Units (as defined herein) (the “Operating Trust”), and David Helfand, Peter Linneman, David Weinberg, William Griffiths and Orrin Shifrin (each in his capacity as a trustee of the Liquidating Trust (as defined herein), a “Trustee” and collectively, the “Trustees”), executed in connection with the Plan of Sale (as defined herein).
W I T N E S S E T H
WHEREAS, subject to required shareholder approval, the Company’s Board of Trustees (the “Board”) adopted a Plan of Sale and Dissolution on September 10, 2024 (as amended, modified and supplemented from time to time, the “Plan of Sale”);
WHEREAS, on November 12, 2024, holders of more than two-thirds of the outstanding Shares (as defined herein) approved the Plan of Sale and the actions and transactions contemplated thereby, including, among other things, the winding-up and complete liquidation of the Company, and the dissolution and termination of the Company (such dissolution and termination, the “Termination”) and the creation of the Liquidating Trust and the transfer and assignment of the remaining assets and liabilities of the Company (other than the OP Units held by the Company), the remaining assets and liabilities of the Operating Trust and the remaining assets and liabilities of the current and former direct and indirect subsidiaries of the Company and the Operating Trust, to the Liquidating Trust;
WHEREAS, the Liquidating Trust is hereby created pursuant to, and to effectuate certain provisions of, the Plan of Sale and to hold the Liquidating Trust Assets (as defined herein) until such time as such assets may be distributed or disposed of and proceeds distributed in accordance with the terms of this Agreement;
WHEREAS, the Liquidating Trust is intended to qualify as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d); and
WHEREAS, the Liquidating Trust is established for the sole purpose of liquidating its assets for the benefit of the Beneficiaries (as defined herein), in accordance with Treasury Regulations Section 301.7701-4(d), with no objective or authority to continue or engage in the conduct of a trade or business.
WHEREAS, the Trustees are willing to accept such Trust for the uses and purposes and upon such terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Plan of Sale, the Company and the Operating Trust do transfer, assign, convey, set over and deliver to the Trustees, and the Trustees hereby acknowledge receipt and acceptance of, all of the right, title and interest of such property as hereinafter described upon such terms and conditions as follows:

ARTICLE 1

NAME AND DEFINITIONS
1.1.    Name. The trust, which is formed as a Maryland express common law trust upon the terms and conditions set forth in this Agreement, shall be known as the “EQC Liquidating Trust” (the “Liquidating Trust”).
1.2.    Defined Terms. For all purposes of this Agreement, the following terms shall have the following meanings:
“Act” shall mean the Maryland Trust Act.
“Beneficiary” shall mean the Initial Beneficiary until the Subsequent Transfer Time, as described in Section 3.1(a), and then subsequently each Ultimate Beneficiary and each transferee of a Liquidating Trust Interest transferred pursuant to and in accordance with the terms and conditions of this Agreement.
“Board” has the meaning set forth in the Recitals.
“Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
“Company” has the meaning set forth in the Preamble.
“Contingency Reserve” has the meaning set forth in Section 6.1.
“Holder List” has the meaning set forth in Section 3.1(b).
“Indemnified Person” and “Indemnified Persons” shall have the meanings set forth in Section 9.2.
“Initial Beneficiary” has the meaning set forth in Section 3.1(b).
“Initial Transfer Date” shall mean June 2, 2025.
“Initial Transfer Time” shall mean 12:01 A.M., Central Time, on the Initial Transfer Date (or such other time on the Initial Transfer Date as shall be determined by the Board).
“Initial Transferred Assets” shall mean: (i) all of the right, title and interest in and to one or more of the bank accounts of the Company, the Operating Trust and the current and former direct and indirect subsidiaries of the Company, in each case as of the Initial Transfer Time, including any cash or cash equivalents in such bank accounts; and (ii) any other assets as of the Company, the Operating Trust and the current and former direct and indirect subsidiaries of the Company as determined by the Board.
“Liabilities” shall mean all of the Company’s, the Operating Trust’s and their direct and indirect subsidiaries’ unsatisfied debts, damages, losses, claims, liabilities, commitments, suits and other obligations, whether known or unknown, contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the winding-up and complete liquidation of Company and the Operating Trust, and the Termination).
“Liquidating Trust” has the meaning set forth in Section 1.1.
“Liquidating Trust Assets” shall mean all the rights, assets and property (real, personal, tangible or intangible) held from time to time by the Liquidating Trust and administered by the Trustees under this Agreement, which initially shall consist of the Transferred Assets, and in addition, shall thereafter include all dividends, distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from or attributable to any rights, assets or property held by the Liquidating Trust, less any of the foregoing utilized by the Trustees to pay expenses of the Liquidating Trust, satisfy Liabilities or make distributions to the Beneficiaries pursuant to the terms and conditions hereof.
“Liquidating Trust Interest” shall mean, as to each Beneficiary, the proportionate undivided share of the Liquidating Trust Assets allocated to such Beneficiary, initially determined by the ratio of the aggregate number of Units assigned to a Beneficiary divided by the total number of Units assigned in the aggregate to all Beneficiaries.
“Operating Trust” has the meaning set forth in the Preamble.
“Operating Trust Termination” means the winding-up and complete liquidation of the Operating Trust, and the dissolution and termination of the Operating Trust.
“OP Units” shall mean Class A Units as defined in the Articles of Amendment and Restatement of Declaration of Trust of the Operating Trust, dated November 10, 2016.
“Outside OP Unitholders” shall mean the holders of record of the outstanding OP Units as of the Subsequent Transfer Time (other than the Company).
“Person” shall mean an individual, a corporation, a partnership, an association, a joint stock company, a limited liability company, a trust, a joint venture, any unincorporated organization or a government or political subdivision thereof.
“Plan of Sale” has the meaning set forth in the Recitals.
“Shareholders” shall mean the holders of record of the outstanding Shares as of the Subsequent Transfer Time (or, with respect to Shares traded prior to the Subsequent Transfer Time, the holders of record as of any later time that any such trade settles).
“Shares” shall mean the common shares of beneficial interest of the Company.
“Subsequent Transfer Date” shall mean June 13, 2025.
“Subsequent Transfer Time” shall mean 12:01 A.M., Central Time, on the Subsequent Transfer Date (or such other time on the Subsequent Transfer Date as shall be determined by the Board).

“Subsequent Transferred Assets” shall mean all of the Company’s right, title and interest in and to the rights, assets and properties of the Company, the Operating Trust and the current and former direct and indirect subsidiaries of the Company and the Operating Trust, in each case as of the Subsequent Transfer Time, including any accounts receivable, cash, securities, claims, causes of action, contingent claims and reserves, but other than the OP Units held by the Company.
“Termination” has the meaning set forth in the Recitals.
“Transfer Dates” means the Initial Transfer Date and the Subsequent Transfer Date, each of which is referred to as a “Transfer Date.”
“Transfer Times” means the Initial Transfer Time and the Subsequent Transfer Time, each of which is referred to as a “Transfer Time.”
“Transferred Assets” shall mean the Initial Transferred Assets and the Subsequent Transferred Assets.
“Treasury Regulations” means the regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.
“Trustee” and “Trustees” shall mean those identified in the Preamble and their successors.
“Ultimate Beneficiaries” has the meaning set forth in Section 3.1(b).
“Units” has the meaning set forth in Section 3.1(b).
ARTICLE 2
ESTABLISHMENT OF THE LIQUIDATING TRUST
2.1.    Establishment of Liquidating Trust. Pursuant to the Plan of Sale, the Company, the Operating Trust and the Trustees hereby establish the Liquidating Trust on behalf of the Beneficiaries. The Trustees hereby agree to accept and hold the Liquidating Trust Assets in trust for the Beneficiaries subject to the terms of this Agreement.
2.2.    Purpose of the Liquidating Trust.
(a)    It is expected that the Company shall liquidate and the Termination shall occur prior to fully winding up the Company’s affairs, and the Operating Trust shall liquidate and Operating Trust Termination shall occur prior to fully winding up the Operating Trust’s affairs. The Liquidating Trust hereby is organized for the sole purpose of winding up the affairs of the Company, the Operating Trust and their current and former direct and indirect subsidiaries as promptly as reasonably possible and with no objective to continue or engage in the conduct of a trade or business. Such purposes shall override the Trustees’ duty to invest and manage such assets in a prudent manner, and no duty to diversify shall exist.

(b)    The Transferred Assets to be transferred, assigned and delivered to the Trustees as of each Transfer Time and in accordance with Section 2.3 of this Agreement will be held in the Liquidating Trust, and the Trustees will: (i) further liquidate the Liquidating Trust Assets as the Trustees deem necessary to carry out the purpose of the Liquidating Trust and facilitate the distribution of the Liquidating Trust Assets; (ii) allocate, protect, conserve and manage the Liquidating Trust Assets in accordance with the terms and conditions hereof; and (iii) distribute the Liquidating Trust Assets in accordance with the terms and conditions hereof.
(c)    Upon the transfer, assignment and delivery of the Subsequent Transferred Assets by the Company and the Operating Trust to the Trustees pursuant to the terms hereof, the Operating Trust will receive 107,804,076 Units, which the Operating Trust will distribute to the holders of OP Units (on a one Unit for one OP Unit basis), including the Company, and which the Company will distribute to the Shareholders (on a one Unit for one Share basis). It is intended that the transfer, assignment and delivery of the Transferred Assets and the Liabilities by the Company and the Operating Trust to the Trustees pursuant to the terms hereof shall be treated for federal, state and local income tax purposes as if, in the case of the Operating Trust, it made distributions directly to the Outside OP Unitholders and the Company of the Transferred Assets held by it to the Liquidating Trust, and, in the case of the Company, it made distributions directly to its Shareholders of the Transferred Assets treated as being transferred to the Company from the Operating Trust and of the Transferred Assets held by the Company to the Liquidating Trust, and the Outside OP Unitholders and the Shareholders transferred the Transferred Assets to the Liquidating Trust in exchange for Liquidating Trust Interests for the benefit of such Outside OP Unitholders and Shareholders in accordance with the Plan of Sale. It is further intended for federal, state and local income tax purposes that the Liquidating Trust shall be treated as a liquidating trust under Treasury Regulations Section 301.7701-4(d) and any analogous provision of state or local law, and the Beneficiaries shall be treated as the owners of their respective share of the Liquidating Trust pursuant to Sections 671 through 679 of the Code and any analogous provision of state or local law and shall be taxed on their share of the Liquidating Trust’s taxable income (including both ordinary income and capital gains) pursuant to Section 671 of the Code and any analogous provision of state or local law.
2.3.    Transfer of Assets and Rights to the Trustees.
(a)    Effective as of each Transfer Time, each of the Company and the Operating Trust, as applicable, hereby transfers, assigns and delivers to the Trustees to be held in the Liquidating Trust (i) all of its legal and beneficial right, title and interest in, to and under the Transferred Assets held by it, for the uses and purposes stated herein, subject to the terms and provisions set out herein, and the Trustees hereby accept all such Transferred Assets, subject to the terms and conditions hereof, and (ii) all of its rights with respect to the Transferred Assets held by it including attorney-client privilege and work product, and hereby waives its right and the right of any legal, financial or other advisors to assert such rights as a defense or otherwise, and the Trustees hereby accept all such rights with respect to the Transferred Assets, subject to the terms and conditions in this Agreement.
(b)    At any time and from time to time on and after the date hereof, each of the Company and the Operating Trust shall (i) execute and deliver, at the reasonable request of the Trustees, any instruments, documents, books and records (including those maintained in electronic format and original documents as may be needed) and (ii) take, or cause to be taken, all such further action as the Trustees may reasonably request in order to evidence or effectuate the transfer of the Transferred Assets held by it to the Trustees to be held in the Liquidating Trust and consummation of the transactions contemplated hereby and by the Plan of Sale and to otherwise carry out the intent of the parties hereunder and under the Plan of Sale.
(c)    Notwithstanding anything to the contrary contained in this Agreement, to the extent that the transfer, assignment or delivery or attempted transfer, assignment or delivery to the Trustees of any right or asset that is a Transferred Asset is prohibited by any applicable law, rule or regulation or would require any governmental or third party authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained prior each Transfer Time, the transfer, assignment and delivery of the Transferred Assets shall proceed without the transfer, assignment or delivery of such right or asset and following the respective Transfer Time, the Company, the Operating Trust and the Trustees shall use their reasonable best efforts, and cooperate with each other, to promptly obtain such authorizations, approvals, consents or waivers, to the extent that the Trustees determine in their reasonable judgment that seeking and obtaining such authorizations, approvals, consents or waivers is practicable. Pending, or in the absence of, such authorization, approval, consent or waiver, the Company, the Operating Trust and the Trustees shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to the Trustees the benefits of such right or asset. If authorization, approval, consent or waiver for the transfer, assignment or delivery of any such right or asset not transferred, assigned or delivered at each Transfer Time is obtained, the Company or the Operating Trust, as applicable, shall transfer, assign and deliver such right or asset to the Trustees at no cost. To the extent that any such right or asset is not transferred or the full benefits of such right or asset cannot be provided to the Trustees following each Transfer Time pursuant to this Section 2.3(b), then the Company or the Operating Trust, as applicable, shall remit to the Trustees upon receipt thereof, all income, proceeds and other monies received by the Company and the Operating Trust, as applicable, in connection with, or in respect of, such right or asset.
2.4.    Title to Liquidating Trust Assets. The transfer, assignment and delivery of the Transferred Assets to the Trustees, in their capacities as Trustees of the Liquidating Trust and not in their individual capacities, to be held in the Liquidating Trust shall be made by the Company and the Operating Trust for the benefit and on behalf of the Beneficiaries. In this regard, the Transferred Assets held by the Operating Trust will be treated for tax purposes as being distributed by the Operating Trust, to the Outside OP Unitholders and the Company and the Transferred Assets treated as being transferred to the Company from the Operating Trust and the Transferred Assets held by the Company will be treated for tax purposes as being transferred to the Shareholders, and then by the Outside OP Unitholders and the Shareholders to the Liquidating Trust in exchange for Liquidating Trust Interests for the benefit of such Outside OP Unitholders and Shareholders in accordance with the Plan of Sale. Upon the transfer, assignment and delivery of the Transferred Assets, the Trustees shall succeed to all of the Company’s and the Operating Trust’s right, title and interest in the Transferred Assets and the Liabilities and the Company and the Operating Trust will have no further interest in or with respect to the Transferred Assets or the Liquidating Trust Assets or this Liquidating Trust.

2.5.    Assumption of Liabilities. As of each Transfer Time, the Trustees, in their capacity as Trustees of the Liquidating Trust and not in their individual capacities, hereby assume all Liabilities and agree thereafter to cause the Liquidating Trust to pay, discharge and perform when due all of the Liabilities. Should any Liability be asserted against the Trustees as the transferees of the Transferred Assets or as a result of the assumption made in this Section 2.4, the Trustees may use all or such part of the Liquidating Trust Assets as may be necessary in contesting any such Liability or in payment thereof, but in no event shall any Trustee, Beneficiary or employee or agent of the Liquidating Trust or of any of its subsidiaries be personally liable, nor shall resort be had to the private property of such Persons, in the event that the Liquidating Trust Assets are not sufficient to satisfy the Liabilities.
2.6.    No Reversion to the Company or the Operating Trust. In no event shall any part of the Transferred Assets or other Liquidating Trust Assets revert to or be distributed to the Company or the Operating Trust.
2.7.    Instruments of Further Assurance. Such Persons as shall have the right and power to so act, shall, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to carry out effectively the purposes of this Agreement, to confirm or effectuate the transfer to the Trustees of any property and/or the assumption by the Trustees of any Liabilities intended to be covered hereby, and to vest in the Trustees and their successors and assigns, the estate, powers, instruments or funds in trust hereunder.
2.8.    Governance of the Liquidating Trust. The Liquidating Trust shall be governed by the Trustees. The Trustees’ powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of this Agreement and the Liquidating Trust.
ARTICLE 3

LIQUIDATING TRUST BENEFICIARIES
3.1.    Identification of Beneficiaries.
(a)    The initial Beneficiary of the Liquidating Trust shall be Equity Commonwealth Management LLC (the “Initial Beneficiary”) until the Subsequent Transfer Time whereupon the Ultimate Beneficiaries (as defined below) shall be the sole Beneficiaries of the Liquidating Trust and the Initial Beneficiary shall cease to be a Beneficiary of the Liquidating Trust.
(b)    The ultimate Beneficiaries (the “Ultimate Beneficiaries”) of the Liquidating Trust shall be, as a result of the distributions contemplated by Section 2.2(b) of this Agreement, the Outside OP Unitholders and the Shareholders, as determined by the Trustees in accordance with a copy of the list of the Outside OP Unitholders as of the Subsequent Transfer Time and a copy of the list of the Shareholders as of the Subsequent Transfer Time (each such list, a “Holder List”). The Company will deliver to the Trustees a copy of the Holder List of the Outside OP Unitholders, and the Company will cause its transfer agent to deliver a certified copy of the Holder List of the Shareholders, to the Trustees promptly after the Subsequent Transfer Time. If any of the Outside OP Unitholders or the Shareholders cannot be located, the Trustees will provide due notice to such Outside OP Unitholders or Shareholders in accordance with Maryland law. For ease of administration, the Trustees shall express the Liquidating Trust Interest of each Beneficiary in terms of units of common beneficial interest (“Units”). Each Ultimate Beneficiary shall receive in the distribution contemplated by Section 2.2(c) one Unit for each OP Unit or Share owned by it as of the Subsequent Transfer Time (or, with respect to Shares traded prior to the Subsequent Transfer Time, the Shareholder as of any later time that any such trade settles) in its capacity as an Outside OP Unitholder or Shareholder.
(c)    The Units and the rights of the Beneficiaries in, to and under the Liquidating Trust Assets and the Liquidating Trust shall not be represented by any form of certificate or other instrument, and no Beneficiary shall be entitled to any certificate. The Trustees shall maintain or cause to be maintained a record of the name and address of each Beneficiary as well as the aggregate number of Units held by, and Liquidating Trust Interest of, each Beneficiary. All references in this Agreement to the Beneficiaries or the holders of Liquidating Trust Interests shall be read to mean holders of record of Units as set forth in the official register maintained or caused to be maintained by the Trustees and shall not mean any beneficial owner not recorded on such official register. Unless expressly provided herein, the Trustees may establish a record date that they deem practicable for determining the Beneficiaries from time to time for any purpose.
3.2.    Limitation on Transfer of Liquidating Trust Interests. The Liquidating Trust Interests shall not be assignable or transferable, provided, that the Liquidating Trust Interests shall be assignable or transferable as contemplated by the distributions in Section 2.2(c) and by will, intestate succession or operation of law and that the executor or administrator of the estate of a holder of a Liquidating Trust Interest may mortgage, pledge, grant a security interest in, hypothecate or otherwise encumber the Liquidating Trust Interests held by the estate of such holder if such transaction (i) does not constitute a sale, exchange or disposition for U.S. federal income tax purposes and (ii) is necessary in order to obtain money to pay estate, succession or inheritance taxes or the expenses of administering the estate of the holder, upon written notice to, and written consent of, the Trustees, which consent may not be unreasonably withheld. For all U.S. federal income tax purposes, any assignee or transferee that receives a Liquidating Trust Interest in compliance with this Section 3.2 shall be treated as a grantor and owner of the Liquidating Trust pursuant to Treasury Regulations Section 1.671-2(e)(3).
3.3.    Conflicting Claims. If any conflicting claims or demands are made or asserted with respect to certain Liquidating Trust Interests, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the Liquidating Trust Interests of any Beneficiary resulting in adverse claims or demands being made in connection with such Liquidating Trust Interests, then, in any of such events, the Trustees shall be entitled, at their sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect not to make any payment or distribution with respect to such Liquidating Trust Interests, or to make such payment to a court of competent jurisdiction or an escrow agent, and in so doing, none of the Trustees shall be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Trustees be liable for interest on any funds which they may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.2, the Trustees shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement or (iii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify the Trustees as between all conflicting claims or demands.
3.4.    Limitation on Suits by Beneficiaries.
(a)    No Beneficiary shall have the right by virtue of any provision of this Agreement to institute any action or proceeding at law or in equity against any Person other than the Trustees upon or under or with respect to any Liquidating Trust Assets or the agreements relating to or forming a part of any Liquidating Trust Assets, and the Beneficiaries do hereby waive any such right in consideration of receipt of each such Beneficiary’s respective Units.
(b)    Any disputes, claims or controversies brought by or on behalf of any Beneficiary either (i) on his, her or its own behalf, (ii) on behalf of the Company or (iii) on behalf of any series or class of shares of the Company or shareholders of the Company, including without limitation disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of the Agreement (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (“AAA”) then in effect, except as those Rules may be modified in this Section 3.4. For the avoidance of doubt, and not as a limitation, Disputes are intended to include derivative actions and class actions.
(c)    There shall be three arbitrators. If there are only two (2) parties to the Dispute (that is, one Beneficiary and one Trustee), each party shall select one arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. Such arbitrators may be affiliated or interested persons of such parties. If either party fails to timely select an arbitrator, the other party to the Dispute shall select the second arbitrator who shall be neutral and impartial and shall not be affiliated with or an interested person of either party. If there are more than two parties to the Dispute, all Beneficiaries, on the one hand, and all Trustees, on the other hand, shall each select, by the vote of a majority of the Beneficiaries or the Trustees, as the case may be, one arbitrator. Such arbitrators may be affiliated or interested persons of the Beneficiaries or the Trustees, as the case may be. If either all Beneficiaries or all Trustees fail to timely select an arbitrator then an arbitrator (who shall be neutral, impartial and unaffiliated with any party) shall be appointed by the parties who have appointed the first arbitrator. The two arbitrators so appointed shall jointly appoint the third and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second arbitrator. If the third arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(d)    There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators.
(e)    In rendering an award or decision (the “Award”), the arbitrators shall be required to follow the laws of the State of Maryland. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq. The Award shall be in writing and may, but shall not be required to, briefly state the findings of fact and conclusions of law on which it is based. Any monetary award shall be made and payable in U.S. dollars free of any tax, deduction or offset. The party against which the Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.
(f)    Except as otherwise set forth herein, or as otherwise agreed between the parties, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees). The arbitrators shall not render an award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of the award to (i) a Beneficiary who brought the case derivatively, (ii) a Beneficiary who brought the action on behalf of the class, or (iii) the Beneficiary’s attorneys. Each party shall bear the costs and expenses of their selected arbitrator and the parties shall equally bear the costs and expenses of the third appointed arbitrator. The provisions of this Section 3.4(f) shall remain subject to the provisions of Section 4.10 including the payment of Trustee’s expenses out of Liquidating Trust Assets.
(g)    An Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between such parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon the Award may be entered in any court having jurisdiction. To the fullest extent permitted by law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of law arising in the course of arbitration or with respect to any award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.
(h)    This Section 3.4 is intended to benefit and be enforceable by the Beneficiaries and Trustees as applicable, and shall be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.
3.5.    Evidence of Action by Beneficiaries. Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with the provisions of ARTICLE 13.

Subject to the provisions of Section 13.1 relating to the limitations of Beneficiaries taking action by written consent without a meeting, such meeting or writing may take any form permitted under Maryland law.
ARTICLE 4

THE TRUSTEES
4.1.    Number and Qualification of Trustees. Subject to the provisions of Section 8.2 relating to the period pending the appointment of a successor Trustee, there shall initially be five (5) Trustees of the Liquidating Trust, each of which shall be a citizen and resident of, or a corporation or other entity which is incorporated or formed under the laws of, a state of the United States and, if a corporation, it shall be authorized to act as a corporate fiduciary under the laws of the State of Maryland. The number of Trustees may be increased or decreased from time to time by the Trustees.
4.2.    Appointment and Acceptance of Trustees. Pursuant to an appointment by the Board, each of David Helfand, Peter Linneman, David Weinberg, William Griffiths and Orrin Shifrin is hereby named, constituted and appointed as a Trustee, to act and serve as a Trustee of the Liquidating Trust and to perform the powers and functions of a Trustee to accomplish the objective of the Liquidating Trust as provided in this Agreement. Each Trustee is willing and able to so act, and does hereby accept the appointment to act and serve as a Trustee of the Liquidating Trust and to hold the Liquidating Trust Assets and administer the Liquidating Trust pursuant to the terms of this Agreement. Any Trustee shall be authorized to execute any document or instrument on behalf of the Liquidating Trust.
4.3.    Role of the Trustees.
(a)    In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan of Sale, the Trustees shall, for the benefit of the Beneficiaries, have the power and authority to hold, manage and distribute the Liquidating Trust Assets in accordance with the provisions of this Agreement. In all circumstances, the Trustees shall act consistent with their fiduciary duties.
(b)    In the event of a disagreement among the Trustees as to whether or not any action should be taken, for so long as David Helfand and Peter Linneman are Trustees, the decision of (i) a majority of the Trustees and (ii) each of David Helfand and Peter Linneman acting in their capacity as Trustees, shall prevail. The foregoing does not in any way require the Trustees to formally vote on any matter.
4.4.    Authority of Trustees. In connection with the administration of the Liquidating Trust, except as set forth in this Agreement, the Trustees are hereby authorized to perform any and all acts necessary or desirable to accomplish the purposes of the Liquidating Trust as permitted by law, including, but not limited to those rights, powers, privileges and discretions vested in the Trustees by law. Without limiting, but subject to, the express purpose of the Liquidating Trust and to Section 4.4 hereof, the Trustees shall be expressly authorized to:

(a)    hold legal title to any and all rights of the Beneficiaries in or arising from the Liquidating Trust Assets, including, without limitation, collecting and receiving any and all money and other property belonging to the Liquidating Trust;
(b)    protect and enforce the rights to the Liquidating Trust Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium or similar law and general principles of equity;
(c)    incur or assume liabilities, and pledge Liquidating Trust Assets on behalf of the Liquidating Trust in furtherance of or in connection with the Trustees’ or the Liquidating Trust’s duties, powers, authority and obligations under this Agreement, and determine and satisfy any and all liabilities created, incurred or assumed by the Liquidating Trust;
(d)    file, if necessary, any and all tax and information returns and tax elections with respect to the Liquidating Trust, the Company, the Operating Trust and their subsidiaries, pay taxes, if any, properly payable by any such Person, and provide tax reports to the Beneficiaries as required by law;
(e)    pay all expenses and make all other payments relating to the Liquidating Trust Assets and the Liabilities;
(f)    obtain reasonable insurance coverage with respect to their liabilities and obligations as Trustees under this Agreement (in the form of an errors and omissions policy or otherwise);
(g)    retain (or cause a subsidiary of the Liquidating Trust to retain) and pay any managers as the Trustees in their sole discretion may select to assist the Trustees in their duties, on such terms as the Trustees deem appropriate. The Trustees may commit the Liquidating Trust to pay and shall pay such managers such compensation for services rendered and expenses incurred, as the Trustees in their sole discretion shall determine to be appropriate, as well as commit the Liquidating Trust to indemnify any such manager in connection with the performance of services;
(h)    retain (or cause a subsidiary of the Liquidating Trust to retain) and cause the Liquidating Trust to pay (or cause a subsidiary of the Liquidating Trust to pay) such counsel and other professionals as the Trustees in their sole discretion may select to assist the Trustees in their duties, on such terms as the Trustees deem appropriate. The Trustees may commit the Liquidating Trust or any of its subsidiaries to pay and shall cause to be paid such counsel and other professionals such compensation for services rendered and expenses incurred, as the Trustees in their sole discretion shall determine to be appropriate. A law firm or professional shall not be disqualified from serving the Trustees solely because of its current or prior retention as counsel or professional to the Company, the Operating Trust or any of their respective subsidiaries or to the independent trustees of the Board;
(i)    retain (or cause a subsidiary of the Liquidating Trust to retain) and cause the Liquidating Trust to pay (or cause a subsidiary of the Liquidating Trust to pay) an independent public accounting firm to perform such reviews and/or audits of the financial books and records of the Company, the Operating Trust, the Liquidating Trust and/or their respective subsidiaries as may be appropriate in the Trustees’ sole discretion and to prepare and file any tax returns or informational returns or tax elections for the Liquidating Trust or its subsidiaries as may be required. The Trustees may commit the Liquidating Trust or any of its subsidiaries to pay, and shall cause the Liquidating Trust or any of its subsidiaries to pay, such independent public accounting firm such compensation for services rendered and expenses incurred, as the Trustees in their sole discretion shall determine to be appropriate, as well as commit the Liquidating Trust or any of its subsidiaries to indemnify any such independent public accounting firm in connection with the performance of services;
(j)    retain (or cause a subsidiary of the Liquidating Trust to retain) and cause the Liquidating Trust to pay (or cause a subsidiary of the Liquidating Trust to pay) such other third parties as the Trustees, in their sole discretion, may deem necessary or appropriate to assist the Trustees in carrying out their powers and duties under this Agreement. The Trustees may commit the Liquidating Trust or any of its subsidiaries to pay and shall cause the Liquidating Trust or any of its subsidiaries to pay all such persons or entities such compensation for services rendered and expenses incurred, as the Trustees in their sole discretion shall determine to be appropriate, as well as commit the Liquidating Trust to indemnify any such parties in connection with the performance of services;
(k)    employ (or cause a subsidiary of the Liquidating Trust to employ) employees as the Trustees, in their sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate to assist the Trustees in carrying out their powers and duties under this Agreement. The Trustees may commit the Liquidating Trust or any of its subsidiaries to pay and shall cause the Liquidating Trust or any of its subsidiaries to pay all such employees compensation in the amounts the Trustees shall determine to be appropriate and any employee benefits it may establish pursuant to Section 4.4(k) hereof. If the Trustees determine to employ (or to cause one of the Liquidating Trust’s subsidiaries to employ) employees pursuant to this Section 4.4(k), the Trustees shall (or to cause one of the Liquidating Trust’s subsidiaries to employ) establish and/or maintain payroll procedures and pay any and all U.S. federal, state or local tax withholding required under applicable law with respect to any such employees, and it will take all other actions it deems necessary to effectuate the provisions of this Section 4.4(k);
(l)    establish, maintain, adopt or cease to provide (or cause a subsidiary of the Liquidating Trust to establish , maintain, adopt or cease to provide) employee benefits for the benefit of any employees described in Section 4.4(k) hereof as the Trustees, in their sole discretion and as consistent with the purposes of the Liquidating Trust, may deem necessary or appropriate, including, without limitation, the adoption of any group health plan;
(m)    assert or waive any privilege or defense on behalf of the Liquidating Trust or any of its subsidiaries or, with respect to the Liquidating Trust Assets, the Company or the Operating Trust;
(n)    compromise, adjust, arbitrate, sue on or defend, pursue, prosecute abandon, exercise rights, powers and privileges with respect to, or otherwise deal with or settle, in accordance with the terms set forth herein, all Liabilities or claims and all causes of action in favor of or against the Liquidating Trust or any of its subsidiaries as the Trustees shall deem advisable;
(o)    in the Trustees’ sole discretion (subject to ARTICLE 7 hereof and this Section 4.4), take all appropriate action with respect to the Liquidating Trust Assets consistent with the purpose of the Liquidating Trust, including without limitation, the filing, prosecution, settlement or other resolution of claims and causes of action;
(p)    establish and maintain bank, brokerage and other accounts in the name of the Trustees or the Liquidating Trust or its subsidiaries, and invest any moneys held as part of the Liquidating Trust in accordance with the terms of Section 4.13, limited, however, to such investments that are consistent with the Liquidating Trust’s status as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d);
(q)     request any appropriate tax determination with respect to the Liquidating Trust or any of its subsidiaries; and
(r)    take or refrain from taking any and all actions the Trustees reasonably deem necessary or convenient for the continuation, protection and maximization of the Liquidating Trust Assets or to carry out the purposes hereof.
4.5.    Limitation of Trustees’ Authority.
(a)    Notwithstanding anything herein to the contrary, the Trustees shall not take (nor refrain from taking) any action that would cause the Liquidating Trust not to be taxed as a liquidating trust for purposes of Treasury Regulations Section 301.7701-4(d), shall not be authorized to cause the Liquidating Trust to engage in any trade or business, and shall not take such actions inconsistent with the orderly liquidation of the Liquidating Trust Assets as are required or contemplated by applicable law, the Plan of Sale and this Agreement.
(b)    The Liquidating Trust shall not receive (i) transfers of any listed stocks or securities, any readily-marketable assets or any operating assets of a going business, (ii) unlisted stock of any entity that is treated as a corporation for U.S. federal income tax purposes that represents 80% or more of the stock (in either vote or value) of such entity, or (iii) any interest in an entity that is treated as a partnership for U.S. federal income tax purposes; provided that the Liquidating Trust may hold 100% of Equity Commonwealth Management LLC, which employs the employees of the Liquidating Trust and provides the employee benefits for the benefit of such employees as the Trustees deem necessary or appropriate to assist the Trustees in carrying out their powers and duties under this Agreement, which has or will elect to be a C corporation for U.S. federal income tax purposes.
4.6.    Books and Records. The Trustees shall maintain in respect of the Liquidating Trust and the Beneficiaries, books and records relating to the Liquidating Trust Assets, income and liabilities of the Liquidating Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof in accordance with this Agreement and to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with the tax reporting requirements of the Liquidating Trust and the reporting obligations of the Trustee under Section

10.1. Except as otherwise may be expressly provided by this Agreement, nothing in this Agreement requires the Trustees to file any accounting or seek approval of any court with respect to the administration of the Liquidating Trust or as a condition for managing any payment or distribution out of the Liquidating Trust Assets.
4.7.    Additional Powers. Except as otherwise set forth in this Agreement or in the Plan of Sale, and subject to the Treasury Regulations governing liquidating trusts and as provided for in the Plan of Sale, but without prior or further authorization, the Trustees may control and exercise authority over the Liquidating Trust Assets and over the protection, conservation and disposition thereof. No Person dealing with the Liquidating Trust shall be obligated to inquire into the authority of the Trustees in connection with the protection, conservation or disposition of the Liquidating Trust Assets.
4.8.    Tax and Reporting Duties of the Trustees. The Trustees shall be responsible for all tax and other matters as set forth in ARTICLE 5 hereof.
4.9.    Compliance with Laws. Any and all distributions of Liquidating Trust Assets and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, without limitation, applicable federal and state securities laws.
4.10.    Costs and Expenses of the Trustees. The costs and expenses of the Liquidating Trust and its subsidiaries, including the fees and expenses of the Trustees and any retained manager, professionals or other third parties, or any reimbursements of such fees and expenses, shall be paid first out of the Liquidating Trust Assets. Fees and expenses incurred in connection with the prosecution and settlement of any claims related to the Transferred Assets, the Liquidating Trust or indemnification as contemplated by Section 9.2 of this Agreement shall be considered costs and expenses of the Liquidating Trust.
4.11.    Compensation of the Trustees. The Trustees shall be entitled to reasonable compensation for their services hereunder and for their services as trustees of the Company, as they shall determine in good faith; provided, however, to the extent a Trustee is compensated as an executive employee of the Liquidating Trust or its subsidiaries, such Trustee shall not receive any additional compensation.
4.12.    Reliance by Trustees. Except as otherwise provided in ARTICLE 9 hereof:
(a)    a Trustee may rely, and shall be protected in relying upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and to have been signed or presented by the proper party or parties; and
(b)    persons dealing with the Trustees shall look only to the Liquidating Trust Assets to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Agreement, and no Trustee shall have any personal obligation to satisfy any such liability.
4.13.    Investment and Safekeeping of Trust Assets. The right and power of the Trustees to invest Liquidating Trust Assets, the proceeds thereof or any income earned by the Liquidating Trust shall be limited to the right and power that a liquidating trust, within the meaning of

Treasury Regulations Section 301.7701-4(d), is permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise (including, for the avoidance of doubt, Revenue Procedure 82-58, as amplified by Revenue Procedure 91-15), and in accordance with such requirements, the Trustees’ investment powers shall be limited to powers to invest in demand and time deposits in banks and savings institutions, or temporary investments such as short-term certificates of deposit or Treasury bills. The Trustees may expend the cash of the Liquidating Trust (a) as reasonably necessary to meet contingent liabilities and to maintain the value of the respective assets of the Liquidating Trust during liquidation, (b) to pay the reasonable costs and expenses (including, without limitation, any taxes imposed on the Liquidating Trust) and (c) to satisfy other respective liabilities incurred by the Liquidating Trust in accordance with this Agreement or the Plan of Sale.
4.14.    Authorization to Expend Liquidating Trust Assets. The Trustees may expend the Liquidating Trust Assets (a) as they in good faith believe to be reasonably necessary or appropriate to maintain the value of the Liquidating Trust Assets during liquidation, (b) to pay all costs and expenses of the Liquidating Trust and its subsidiaries (including, without limitation, any taxes imposed on the Liquidating Trust) and (c) to satisfy the Liabilities or any other liabilities incurred or assumed by the Liquidating Trust and its subsidiaries (or to which the Liquidating Trust Assets are otherwise subject) in accordance with this Agreement and the Plan of Sale.
4.15.    Right of Trustees to Own Liquidating Trust Interests and to Engage in Other Business.
(a)    Each Trustee, in such Trustee’s capacity, or through persons that it controls or in which such Trustee has an interest, may own, hold and (to the extent permitted hereunder) dispose of Liquidating Trust Interests for such Trustee’s individual account, and may exercise all rights thereof and thereunder to the same extent and in the same manner as if it were not a Trustee.
(b)    Subject to applicable law and its obligations under this Agreement, each Trustee, in such Trustee’s individual capacity, or through persons that such Trustee controls or in which such Trustee has an interest, may directly or indirectly engage in or possess any interest in any business venture, including, but not limited to, the ownership, financing, management of or the investment in securities, or the provision of any services in connection with such activities, whether or not such activities are similar or in addition to its responsibilities under this Agreement. No Trustee has any duty to present any business opportunity to the Liquidating Trust or any of its subsidiaries before taking advantage of such opportunity either in such Trustee’s individual capacity or through participation in any person.
4.16.    Representative of a Beneficiary. No Trustee in his capacity as Trustee shall serve as a representative of a Beneficiary.

ARTICLE 5

TAX MATTERS
5.1.    U.S. Federal Income Tax Treatment of the Trust for the Liquidating Trust Assets.
(a)    Liquidating Trust Assets Treated as Owned by Beneficiaries. For all U.S. federal income tax purposes, all parties (including, without limitation, the Company, the Operating Trust, the Trustees and the Beneficiaries) shall treat the transfer of the Transferred Assets and the Liabilities to the Liquidating Trust for the benefit of the Beneficiaries, pursuant to Section 2.2(c), Section 2.4 and Section 2.5 and in accordance with the Plan of Sale, as (A) a transfer of the Subsequent Transferred Assets and the Liabilities directly to the Ultimate Beneficiaries followed by (B) the transfer by the Ultimate Beneficiaries to the Liquidating Trust of the Subsequent Transferred Assets and the Liabilities in exchange for common beneficial interests in the Liquidating Trust. Accordingly, the Beneficiaries shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective common beneficial interests of the Liquidating Trust Assets.
(b)    Tax Reporting.
(i)    The Trustees shall file or cause to be filed returns for the Liquidating Trust as a grantor trust pursuant to Treasury Regulations Section 1.671-4(a) and in accordance with this ARTICLE 5. The Trustees shall also annually send or cause to be sent to each holder of a Liquidating Trust Interest a separate statement setting forth the holder’s share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their U.S. federal income tax returns. The Liquidating Trust’s taxable income, gain, loss, deduction or credit will be allocated to the Beneficiaries in proportion to the Liquidating Trust Interests of each Beneficiary.
(ii)    The Company, the Operating Trust and their direct and indirect subsidiaries shall file such forms as they are required to file in connection with their liquidations (including any Forms 1099-DIV, Form 966 and Forms 1065, as applicable) and, in connection with such filings, shall make a good faith valuation of their assets. Such valuation shall be used consistently by all parties (including, without limitation, the Company, the Operating Trust, the Trustees and the Beneficiaries) for all U.S. federal income tax purposes. The Trustees shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental unit.
(iii)    The Trustees shall be responsible for payments, out of the Liquidating Trust Assets, of any taxes imposed on the Liquidating Trust or its assets.
(iv)    The Trustees may request an expedited determination of taxes of the Liquidating Trust, for one or more returns filed for, or on behalf of, the Liquidating Trust for any or all taxable periods through the dissolution of the Liquidating Trust.

ARTICLE 6

LIQUIDATING TRUST CONTINGENCY RESERVE
6.1.    Creation of Reserve. Notwithstanding anything in this Agreement to the contrary, at and after each Transfer Time, the Trustees shall have the right to establish and maintain a reserve of sufficient funds (the “Contingency Reserve”) as the Trustees shall determine are reasonably necessary or appropriate for the Liquidating Trust: (i) to meet, pay, discharge and perform all of the Liabilities; (ii) to maintain the value of the Liquidating Trust Assets during the term of the Liquidating Trust (including taxes imposed or which may be imposed on the Liquidating Trust or in respect of Liquidating Trust Assets); and (iii) to make the payments and satisfy the existing and anticipated future obligations, costs, expenses and liabilities of the Liquidating Trust. The Contingency Reserve shall be in cash or cash equivalents in the form of instruments or deposits in bank, brokerage or other accounts in the name of the Trustees or the Liquidating Trust as permitted under Section 4.4(o) and Section 4.13, or other as determined by the Trustees in their sole discretion, and no payments or withdrawals from the Contingency Reserve shall be made except for purposes set forth in clauses (i) and (ii) in the preceding sentence or to transfer the interest earned or other sums realized on the Contingency Reserve to other accounts or instruments of the Liquidating Trust. In no event shall the Liquidating Trust receive or retain cash in excess of a reasonable amount to meet, pay, discharge and perform all of the Liabilities and any other claims, causes of action and contingent liabilities.
6.2.    Withholding Pending Allowance of Claims. The Trustees shall withhold from any property (including cash) to be distributed under this Agreement any Liquidating Trust Assets as are reasonably necessary or appropriate, in the sole discretion of the Trustees, to fund and maintain the Contingency Reserve and shall hold such assets in trust pending resolution of all unknown or contingent Liabilities.
ARTICLE 7

DISTRIBUTIONS
7.1.    Interim Distributions. In a timely manner as may be determined by the Trustees in their sole discretion, the Trustees may distribute, or cause to be distributed to the Ultimate Beneficiaries, in proportion to the Liquidating Trust Interests of each Ultimate Beneficiary on the record date fixed for such distribution as determined by the Trustees, such cash or other property (including proceeds from the sale of assets or income from investments) comprising a portion of the Liquidating Trust Assets as the Trustees, in their sole discretion, determine may be distributed without detriment to the conservation and protection of the Liquidating Trust Assets, including compliance with ARTICLE 6 hereof and applicable law.
7.2.    Final Distribution. If the Trustees, in their sole discretion, determine that the Liabilities and all other claims, expenses, charges and obligations of the Liquidating Trust have been paid or discharged or if the existence of the Liquidating Trust shall terminate pursuant to Section 11.1, the Trustees shall, as expeditiously as is consistent with the conservation and protection of the Liquidating Trust Assets, distribute the remaining Liquidating Trust Assets net of Liabilities, if any, to the Ultimate Beneficiaries in proportion to the Liquidating Trust Interests of each Ultimate Beneficiary on the record date fixed for such distribution as determined by the

Trustees. The Trustees shall hold in the Liquidating Trust and thereafter make disposition of all liquidating distributions and other payments due any Ultimate Beneficiaries who have not been located following due notice, in accordance with Maryland law, subject to applicable state laws regarding escheat and abandoned property. In addition, if the term of the Liquidating Trust is extended pursuant to Section 11.1 with respect to certain installment obligations held by the Liquidating Trust, then on the third (3rd) anniversary of the Subsequent Transfer Date the Trustees shall distribute, in accordance with this Section 7.2, all Liquidating Trust Assets other than those installment obligations with respect to which the term of the Liquidating Trust has been extended.
7.3.    Manner of Payment or Distribution. All distributions made by the Trustees through the transfer agent to the Ultimate Beneficiaries pursuant to this Agreement shall be payable to the Ultimate Beneficiaries as of the record date fixed for each such distribution as determined by the Trustees in their sole discretion. If any distribution shall be in cash, the Trustees shall cause to be distributed such cash by wire, check or such other method as the Trustees deem appropriate under the circumstances.
7.4.    Delivery of Liquidating Trust Distributions. All distributions under this Agreement to any Ultimate Beneficiary shall be made at the address of such Ultimate Beneficiary as set forth on the books and records of the Liquidating Trust or any of its agents, unless the Trustees have been notified in writing of a change of address, including, without limitation, by the filing of a proof of claim or interest by such Ultimate Beneficiary that contains an address for such Ultimate Beneficiary different from the address reflected on the record for such Ultimate Beneficiary. In the event that any distribution to any Ultimate Beneficiary is returned as undeliverable, the Trustees shall use reasonable efforts to determine the current address of such Ultimate Beneficiary, but no further distributions to such Ultimate Beneficiary shall be made unless and until the Trustees have determined the then current address of such Ultimate Beneficiary, at which time such distribution shall be made to such Ultimate Beneficiary without interest; provided, however, that such undeliverable or unclaimed distributions shall be deemed unclaimed property at the expiration of one year from the date of distribution and such property shall escheat to the state.
ARTICLE 8

SUCCESSOR TRUSTEES
8.1.    Resignation and Removal. Any Trustee may resign and be discharged from the Liquidating Trust by giving written notice thereof to any remaining Trustee or Trustees or, if there are no remaining Trustees, by publicly disclosing (by means of a press release or filing with the Securities and Exchange Commission) such resignation. Such resignation shall become effective on the day specified in such notice or such public disclosure or upon the appointment of such Trustee’s successor and such successor’s acceptance of such appointment, whichever is earlier. Any Trustee may be removed at any time, with or without cause, by Beneficiaries holding Units representing an aggregate of at least two-thirds of the total Liquidating Trust Interests. All obligations of a Trustee hereunder shall cease and terminate on the effective date of such Trustee’s resignation or removal; provided, that, in the case of any resignation in circumstances in which there are no remaining Trustees, then such resigning Trustee’s sole responsibility thereafter shall be to hold the Liquidating Trust Assets for a period of ninety (90) days following the effective date of resignation, at which time, if a successor Trustee shall have been appointed and have accepted such appointment in a writing to the Beneficiaries, then the resigning Trustee shall deliver the Liquidating Trust Assets to the successor Trustee. If a successor Trustee shall not have been appointed within such ninety (90) day period from the predecessor Trustee’s resignation, for any reason whatsoever, the resigning Trustee shall deliver the Liquidating Trust Assets to a court of competent jurisdiction and give written notice of the same to the Beneficiaries by means of a press release or filing with the Securities and Exchange Commission.
8.2.    Appointment of Successor. Should at any time a Trustee resign, be removed or die, unless any remaining Trustees decrease the number of Trustees of the Liquidating Trust pursuant to Section 4.1 hereof, or should the number of Trustees be increased by the Trustees pursuant to Section 4.1 hereof, a vacancy(ies) shall be deemed to exist and a successor(s) shall be appointed by any remaining Trustees; provided that, solely in the event at any time there are no remaining Trustees, (i) Beneficiaries holding Units representing an aggregate of at least a majority of the total Liquidating Trust Interests may call a meeting of Beneficiaries to appoint successor Trustees, or Beneficiaries holding Units representing a majority of the total Liquidating Trust Interests may act by written consent to appoint successor Trustees. Any such meeting of the Beneficiaries to be held at such time and at such place as the Beneficiaries holding Units representing an aggregate of at least a majority of the total Liquidating Trust Interests shall determine. Written notice of any such meeting of the Beneficiaries shall be given by the Beneficiaries holding Units representing an aggregate of at least a majority of the total Liquidating Trust Interests, which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than ninety (90) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries as of the record date fixed by the Beneficiaries holding Units representing an aggregate of at least a majority of the total Liquidating Trust Interests in their sole discretion. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Liquidating Trust. At such meeting, any Beneficiary shall be entitled to nominate candidates for appointment to serve as successor Trustee(s). At any such meeting, successor Trustee(s) shall be appointed by a plurality vote of the Beneficiaries present in person or by proxy at such meeting.
8.3.    Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall file such acceptance with the Liquidating Trust’s records. Thereupon, such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Liquidating Trust with like effect as if originally named herein; provided, however, that a resigning Trustee shall, nevertheless, when requested in writing by the successor Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee under the Liquidating Trust all the estates, properties, rights, powers and trusts of such predecessor Trustee.
8.4.    Notice to Beneficiaries of Successor Trustee. Upon a successor Trustee’s becoming vested with all the estates, properties, rights, powers, trusts and duties of its predecessor in the Liquidating Trust, the Beneficiaries shall be notified of such pursuant to, and in accordance with, Section 14.5-813(b) of the Act.

ARTICLE 9

LIMITATION ON LIABILITY; INDEMNIFICATION
9.1.    Generally. In no event shall any Trustee be subject to any personal liability whatsoever to any person in connection with the Liquidating Trust Assets or the affairs of the Liquidating Trust, except to the extent this Section 9.1 is unenforceable pursuant to Section 14.5-906 of the Act or except for misconduct intentionally committed in bad faith; and provided, further that:
(a)    no Trustee shall be required to perform any duties or obligations except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any Trustee;
(b)    in the absence of bad faith on the part of a Trustee, each Trustee may conclusively rely, as to the truth, accuracy and completeness thereof, on the statements and certificates or opinions furnished to such Trustee and conforming to the requirements of this Agreement;
(c)    no Trustee shall be liable for any error of judgment made in good faith;
(d)    a Trustee may rely, and shall be fully protected in relying on, the books and records of the Company, the Operating Trust or the Liquidating Trust and upon such information, opinions, reports or statements presented by another Trustee, any Beneficiary or any employee of the Liquidating Trust or any other person as to matters the Trustee believes are within such other person’s professional or expert competence, including information, opinions, reports and statements as to the value or amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay Liabilities or claims and obligations of the Liquidating Trust or to make reasonable provisions to pay such Liabilities, claims and obligations, or any other facts pertinent to the existence and amounts from which distributions to Beneficiaries or creditors might be properly paid;
(e)    no Trustee shall be liable with respect to any action taken or omitted to be taken in good faith by it at the written direction of the Beneficiaries where such direction has been approved by the affirmative vote of or written consents of Beneficiaries holding Units representing a majority of the Liquidating Trust Interests; and
(f)    no Trustee shall be responsible for the acts or omissions of any successor Trustee, nor shall any successor Trustee be responsible for the acts or omission of a predecessor Trustee.
9.2.    Indemnification of Trustee. Each Trustee and each of the employees and agents appointed or employed by the Trustees (or any subsidiary of the Liquidating Trust) pursuant to this Agreement, if any (each an “Indemnified Person” and collectively, the “Indemnified Persons”) shall be indemnified out of all Liquidating Trust Assets against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding by the Indemnified Persons in connection with the defense or disposition of any action, suit or other proceeding by the Liquidating Trust or any other Person, whether civil or criminal, in which the Indemnified Person may be involved or with which the Indemnified Person may be threatened while in office or thereafter, by reason of its or his or her being or having been such a Trustee, employee or agent; provided, however, that the Indemnified Person shall not be entitled to such indemnification to the extent that the Indemnified Person shall have been finally adjudicated to have engaged in misconduct committed in bad faith or with reckless indifference to the purposes of the trust or the interests of the Beneficiaries. The rights accruing to any Indemnified Person under these provisions shall not exclude any other right to which the Indemnified Person may be lawfully entitled. The Trustees shall cause the Liquidating Trust to make advance payments in connection with indemnification under this Section 9.2, provided, that the Indemnified Person shall have given a written undertaking to repay any amount advanced to the Indemnified Person and to reimburse the Liquidating Trust in the event it is subsequently determined in a final adjudication by a court of law that the Indemnified Person is not entitled to such indemnification. The Trustees may purchase with the Liquidating Trust Assets such insurance as they believe, in the exercise of their sole discretion, adequately insures that each Indemnified Person shall be indemnified against any such loss, liability or damage pursuant to this Section 9.2. The rights accruing to any Indemnified Person by reason of the foregoing shall not be deemed to exclude any other right to which he, she or it may legally be entitled nor shall anything else contained herein restrict the right of the Trustees to indemnify or reimburse such Indemnified Person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict the right of any such Indemnified Person to contribution under applicable law. As security for the timely and full payment and satisfaction of all of the present and future obligations of the parties to the Trustees under this Agreement, including, without limitation, the indemnity obligations hereunder, whether joint or several, the Liquidating Trust (and by accepting distributions hereunder, each Beneficiary) hereby grants to the Trustees, as to the Beneficiaries, a continuing security interest in and to any and all of the Liquidating Trust Assets, whether now existing or hereafter acquired or created, together with the products and proceeds thereof, all payments and other distributions with respect thereto, and any and all investments, renewals, substitutions, modifications and extensions of any and all of the foregoing. In addition, in the event any Trustee has not received any payment, indemnity, reimbursement or other amount due it under this Agreement, then, notwithstanding any other term or provision of this Agreement, such Trustee may, in its discretion, set off and apply any of the Liquidating Trust Assets as is required to pay and satisfy those obligations. Promptly after the receipt by the Trustees of notice of any demand or claim or the commencement of any action, suit or proceeding, the Trustees shall, if a claim in respect thereof is to be made against any of the other parties hereto, notify such other parties thereof in writing; but the failure by the Trustees to give such notice shall not relieve any party from any liability which such party may have to the Trustees hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Trustees may retain and hold for such time as they reasonably deem necessary such amount of the Liquidating Trust Assets as the Trustees shall from time to time, in their sole discretion, reasonably deem sufficient to indemnify the Trustees for any such loss or expense and for any amounts due to the Trustees hereunder. Except as required by law or as expressly provided herein, the Trustees shall be under no duty to institute any suit, or to take any remedial procedures under this Agreement, or to enter any appearance or in any way defend any suit in which any Trustee may be made a defendant hereunder until the Trustees shall be indemnified as provided above, except as expressly set forth herein.
ARTICLE 10

REPORTS TO BENEFICIARIES
10.1.    Securities Laws, Tax and Other Reports to Beneficiaries.
(a)    Securities Laws. The issuance of Liquidating Trust Interests under the Plan of Sale shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities. To the extent the Liquidating Trust is required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, the Trustees shall take any and all actions to comply with such reporting requirements. The Liquidating Trust may disclose annual financial statements, which need not be audited, to the Beneficiaries (which statements, if prepared and distributed, shall be filed under cover of Form 10-K under the Company’s Securities and Exchange Commission file number to the extent the Liquidating Trust is eligible to do so) but need not prepare or distribute any quarterly financial statements.
(b)    Reports to Beneficiaries.
(i)    Within 120 days after the end of each taxable year of the Liquidating Trust and after termination of the Liquidating Trust, the Trustees shall disclose by filing with the Securities and Exchange Commission describing, or otherwise deliver a written report to the Beneficiaries of, the Liquidating Trust’s property, liabilities, receipts, and disbursements, including the source and amount of the compensation of the Trustees, a listing of the trust assets, and, if feasible, the respective market values of the Liquidating Trust’s assets, at the end of such taxable year or upon termination, to the extent known to the Trustees. The Trustees may submit similar reports for such interim periods during the taxable year as they deem advisable. The taxable year of the Liquidating Trust shall end on December 31 of each year (unless the Liquidating Trust is dissolved or liquidated prior to such date, in which case, the Liquidating Trust’s taxable year shall end on the date of such liquidation or dissolution); provided, however, if they deem it advisable, the Trustees may change the date on which the taxable year of the Liquidating Trust shall end, to the extent permitted by applicable law.
(ii)    The Trustees shall submit, pursuant to, and in accordance with, Section 14.5-813(c) of the Act, such other report(s) to the Beneficiaries as may be required from time to time.
(c)    U.S. Federal Income Tax Information. After the close of each taxable year and after the termination of the Liquidating Trust, the Trustees shall submit to each Beneficiary appearing on its records during such year a separate statement setting forth the Beneficiary’s share of items of income, gain, loss, deduction or credit and will instruct all such holders to report such items on their U.S. federal income tax returns. The Liquidating Trust’s taxable income, gain, loss, deduction and credit will be allocated to the Beneficiaries in proportion to the Liquidating Trust Interests of each Beneficiary. The Trustees shall file (or cause to be filed) any other statements, returns or disclosures relating to the Liquidating Trust that are required by any governmental authority. In addition, after receipt of a written request in good faith, or in the Trustees’ discretion without such request or if required by applicable law, the Trustees shall furnish to any person who has been a Beneficiary at any time during the preceding taxable period a statement containing such further information as is reasonably available to the Trustees, which shall be helpful in determining the amount of taxable income which such person should include in such person’s U.S. federal income tax return. In the event that any Liquidating Trust Asset includes one or more obligations that are payable over a period that ends after the third (3rd) anniversary of the Subsequent Transfer Time, the Trustees annually will compile and disseminate to each Beneficiary all available tax return information with respect to interest (stated or unstated) and otherwise necessary or useful in reporting under the installment method.
ARTICLE 11

DURATION AND TERMINATION OF LIQUIDATING TRUST
11.1.    Termination of Liquidating Trust. The Liquidating Trust will terminate on the earlier of (a) the date of the final distribution of all of the Liquidating Trust Assets in accordance with the terms of this Agreement, the Plan of Sale and applicable law; and (b) the third (3rd) anniversary of the Subsequent Transfer Time. Notwithstanding the foregoing, to the extent any Liquidating Trust Asset includes one or more obligations that are payable over a period that ends after the third (3rd) anniversary of the Subsequent Transfer Time, the Trustees may extend the term of the Liquidating Trust for multiple fixed-term periods as is reasonably necessary to collect on such obligations and make distributions in respect thereof, but only with respect to such obligations. The aggregate of all such extensions shall not exceed three (3) years, unless the Trustees receive a favorable ruling from the IRS that any further extension would not adversely affect the status of the Liquidating Trust as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d) for U.S. federal income tax purposes. The Trustees shall not unduly prolong the duration of the Liquidating Trust and shall at all times endeavor to resolve, settle or otherwise dispose of all claims that constitute Liquidating Trust Assets and to effect the timely distribution of the Liquidating Trust Assets to the Beneficiaries in accordance with the terms hereof and terminate the Liquidating Trust as soon as reasonably practicable.
ARTICLE 12

AMENDMENT AND WAIVER
12.1.    No Right to Revoke Liquidating Trust or Withdraw Assets. Except as provided by Section 12.2(a), this Agreement is irrevocable and all transfers of Transferred Assets made to the Liquidating Trust may not be revoked or withdrawn by the Company or the Operating Trust, or by any shareholder, beneficiary or creditor of the Company or the Operating Trust. The Trustees shall not be permitted to exercise a decanting power under the Maryland Trust Decanting Act.
12.2.    Amendment and Waiver.
(a)    Prior to each Transfer Time, the Company reserves the right to modify the Plan of Sale, reserves the right to withhold assigning to the Liquidating Trust any or all of the assets contemplated as being assigned to the Liquidating Trust by the Plan of Sale and reserves the right, by written instrument approved by Board and executed by an authorized officer of the Company, to amend terms of this Agreement.
(b)    After each Transfer Time, with the consent of Beneficiaries holding aggregate Units representing at least a majority of the total Liquidating Trust Interests present in person or by proxy at a meeting of the Beneficiaries, the Trustees may make and execute a declaration amending this Agreement for the purpose of adding any provisions to or changing or eliminating provisions of this Agreement or amendments thereto; provided, however, that no change may be made to this Agreement that would adversely affect the federal income status of the Liquidating Trust as a “liquidating trust” (in accordance with Section 2.1 hereof); and provided, further that no consent of the Beneficiaries shall be required with respect to any amendment made for any of the following purposes, each such amendment requiring only the approval of the Trustees:
(i)    for the purpose of complying with applicable laws, including tax laws;
(ii)    to evidence the removal, resignation or discharge or appointment of a Trustee in accordance with Section 4.1 and ARTICLE 8;
(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; or
(iv)     as may be necessary or appropriate in the sole discretion of the Trustees to ensure that the Liquidating Trust Interests or the Liquidating Trust are not subject to registration or the reporting requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any state or local laws requiring registration.
Notwithstanding this Section 12.1, any amendments to this Agreement shall not be inconsistent with the purpose and intention of the Liquidating Trust to liquidate in an expeditious but orderly manner the Liquidating Trust Assets in accordance with Treasury Regulations Section 301.7701-4(d) and Section 2.1 hereof.

ARTICLE 13

MEETING OF BENEFICIARIES
13.1.    Purpose of Meetings. A meeting of the Beneficiaries may be called at any time and from time to time pursuant to the provisions of this ARTICLE 13 for the purposes of taking any action which the terms of this Agreement permit Beneficiaries having aggregate Units representing a specified percentage of Liquidating Trust Interests to take.
13.2.    Meeting Called by the Trustees. The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees, which written notice will set forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than ninety (90) nor less than ten (10) days before such meeting is to be held to all of the Beneficiaries as of the record date fixed by the Trustees in their sole discretion. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Liquidating Trust.
13.3.    Meeting Called on Request of Beneficiaries. Within forty five (45) days after written request to the Trustees by Beneficiaries holding Units representing at least a majority of the aggregate Liquidating Trust Interests to call a meeting of all of the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall mail the notice, fix the record date and otherwise proceed under the provisions of Section 13.2 of this Agreement to call a meeting of the Beneficiaries. Beneficiaries may call a meeting of Beneficiaries in accordance with Section 8.2.
13.4.    Persons Entitled to Vote at Meeting of Beneficiaries. Each Beneficiary shall be entitled to vote at a meeting of the Beneficiaries either in person or by his, her or its proxy duly authorized in writing. The signature of the Beneficiary on such written authorization need not be witnessed or notarized. The number of votes of each Beneficiary shall be equal to the number of Units held by such Beneficiary as of the record date for such action or meeting, determined pursuant to the official register maintained by the Trustees under Section 3.1.
13.5.    Quorum. At any meeting of Beneficiaries, the presence in person or by proxy of Beneficiaries holding Units representing at least a majority of the aggregate Liquidating Trust Interests shall constitute a quorum; but if less than a quorum be present, Beneficiaries having a majority of the Liquidating Trust Interests so present and so represented may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present.
13.6.    Adjournment of Meeting. Subject to Section 13.5 of this Agreement, any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.
13.7.    Conduct of Meeting. With respect to each meeting of the Beneficiaries, the Trustees (or, there are then no remaining Trustees, Beneficiaries present or represented by proxy) may adopt such rules for the conduct of such meeting as they shall deem appropriate, provided that such rules shall not be inconsistent with the provisions of this Agreement.
13.8.    Meetings by Written Consent. Any action required or permitted to be taken at any meeting of Beneficiaries may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each Beneficiary entitled to vote on the matter and filed with the minutes of proceedings of the Beneficiaries or (b) if the action is advised, and submitted to the Beneficiaries for approval, by the Trustees and a consent in writing or by electronic transmission of Beneficiaries entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of Beneficiaries at which all Beneficiaries entitled to vote on the action were present and voted is delivered to the Liquidating Trust. The Liquidating Trust shall give notice of any action taken by less than a unanimous consent to each Beneficiary not later than ten (10) days after the effective time of such action.

ARTICLE 14

MISCELLANEOUS PROVISIONS
14.1.    Documents. The Trustees, in their discretion, may elect to file or record this Agreement in the office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be maintained at http://www.eqcre.com (or any other public website selected by the Trustees) and Two North Riverside Plaza, Suite 2000, Chicago, IL 60606 or in such other office as shall be identified on such website by the Trustees from time to time and be available during regular business hours for inspection by the Beneficiaries or such person’s duly authorized representative. The Trustees shall file or record any amendment of this Agreement in the same places where the original Agreement is filed or recorded. The Trustees shall file or record any instrument which relates to any change in the office of the Trustees in the same places, if any, where the original Agreement is filed or recorded.
14.2.    Intention of Parties to Establish Liquidating Trust. This Agreement is not intended to create and shall not be interpreted as creating an association, partnership, corporation or joint venture of any kind. This Agreement is intended to create a liquidating trust to be governed and construed in all respects as a trust. It is intended that the Liquidating Trust be classified for U.S. federal income tax purposes as a liquidating trust within the meaning of Treasury Regulations Section 301.7701-4(d), and any ambiguity herein shall be construed consistent with the foregoing and, if necessary, this Agreement may be amended without the consent of the Beneficiaries to comply with such U.S. federal income tax laws, which amendments may apply retroactively.
14.3.    Preservation of Privilege and Defenses. In connection with the rights, claims and causes of action that constitute the Liquidating Trust Assets, any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral) transferred to the Liquidating Trust shall vest in the Trustees, and the Trustees, their representatives and the Company and the Operating Trust are authorized to take all necessary actions to effectuate the transfer of such privileges and available defenses.
14.4.    Beneficiaries Have No Rights or Privileges as Shareholders or Outside OP Unitholders; Third Party Beneficiaries. Except as expressly provided in this Agreement or under applicable law, the Beneficiaries shall have no rights or privileges as Beneficiaries attributable to their former status as Shareholders or Outside OP Unitholders.
14.5.    Laws as to Construction and Administration. This Agreement, the internal affairs of the Liquidating Trust and the rights and obligations of the Trustees as trustees and the Beneficiaries as holders of Liquidating Trust Interests, shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to rules governing the conflict of laws. Except as contemplated by Section 14.5-105 of the Act, in the event of any conflict between the terms of this Agreement and the Plan of Sale, this Agreement shall control.
14.6.    Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
14.7.    Notices. Except as otherwise required in the Act, any notice or other communication hereunder shall be in writing (including by facsimile transmission or by e-mail) and shall be deemed to have been sufficiently given, for all purposes, if deposited, postage prepaid, in a post office or letter box addressed to the person for whom such notice is intended (or, in the case of notice by facsimile transmission or email, when received and telephonically or electronically confirmed), addressed as follows (provided, however, that only one notice or other communication hereunder need be sent to holders sharing the same address):
If to the Company and the Operating Trust, to:
Equity Commonwealth
Two North Riverside Plaza, Suite 2000,
Chicago, IL 60606
Attention: David Helfand, President and Chief Executive Officer, and
Orrin Shifrin, Executive Vice President, General Counsel & Secretary
Phone: (312) 646-2800
Email: ir@eqcre.com

If to the Trustees, to:
Trustees
EQC Liquidating Trust
Two North Riverside Plaza, Suite 2000,
Chicago, IL 60606
Attention: David Helfand and Orrin Shifrin
Phone: (312) 646-2800
Email: ir@eqcre.com

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
801 17th Street, NW
Washington, DC 20006
Attention: Stuart A. Barr
Phone: (202) 639-7486
Email: stuart.barr@friedfrank.com

14.8.    Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.
14.9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all together shall constitute one agreement.
14.10.    Relationship to the Plan of Sale. The principal purpose of this Agreement is to aid in the implementation of the Plan of Sale and therefore this Agreement incorporates the provisions of the Plan of Sale. To that end, the Trustees shall have full power and authority to take any action consistent with the purpose and provisions of the Plan of Sale. If any provisions of this Agreement are found to be inconsistent with the provisions of the Plan of Sale, the provisions of this Agreement shall control.
14.11.    No Bond. No bond shall be required of the initial Trustees appointed hereunder, unless so required pursuant to Section 14.5-702 of the Act or other applicable law. Unless a bond is required by Section 14.5-702 of the Act or other applicable law, and such requirement cannot be waived by the remaining Trustees (if any) or the Beneficiaries, no bond shall be required of any successor Trustee hereunder. If a bond is required pursuant to Section 14.5-702 of the Act or other applicable law, no surety or security with respect to such bond shall be required unless required by law and such requirement cannot be waived by the remaining Trustees (if any) or the Beneficiaries. In the event a surety or security is required, the remaining Trustees (if any) or the Beneficiaries shall, to the extent permitted by law, determine the extent and amount of such surety or security with respect to such bond. The cost of any such bond shall be borne by the Liquidating Trust.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and acknowledged this Agreement, all as of the date first above written.

EQUITY COMMONWEALTH

By:	/s/ David Helfand
Name:	David Helfand
Title:	President and Chief Executive Officer

EQC OPERATING TRUST

By:	Equity Commonwealth, its sole trustee

/s/ Orrin Shifrin
Name:	Orrin Shifrin
Title:	Executive Vice President, General Counsel & Secretary

TRUSTEES

/s/ David Helfand
David Helfand

/s/ Peter Linneman
Peter Linneman

/s/ David Weinberg
David Weinberg

/s/ William Griffiths
William Griffiths

/s/ Orrin Shifrin
Orrin Shifrin

[Liquidating Trust Agreement - Signature Page]